EX-10.6
                              Standard Manufacturing Agreement

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                                EXHIBIT 10.6

                                 NVID INTERNATIONAL, INC.
                             STANDARD MANUFACTURING AGREEMENT
                                  Pacific Rim Countries

         THIS STANDARD MANUFACTURING AGREEMENT (the "Agreement") is made and entered into effective as of the 17" day of September 1999 (the "Effective
Date"), by and among, NVID International, Inc. a Delaware corporation ("Company"), and, ETIR20 a Florida corporation ("Manufacturer") and Andrew Arata, an individual ("Arata").

         WITNESSETH:

         WHEREAS, Company designs, develops, distributes and sells certain Products, as defined below, and

         WHEREAS, Manufacturer designs, develops, and manufactures certain blended products; and.

         WHEREAS, upon the terms and conditions set forth herein, Company and Manufacturer desire to enter into an agreement where under Manufacturer will (1) manufacture, package, and/or oversee the manufacture and packaging of the Products, as defined below and as more particularly described on Schedule 1 attached hereto, in accordance with Company's design specifications, and (2) test the Products in accordance with Company's functional test specifications.

         NOW, THEREFORE, in consideration of the foregoing recitals and the terms, provisions, and conditions set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         Section 1: Definitions. For the purposes of this Agreement, the following definitions shall have the following meanings, except as otherwise specifically set forth herein:

         (a) "Affiliate" means, with-respect to a specified Person, any other Person who or which directly (or indirectly through one or more intermediaries) controls, is controlled by, or is under common control with the Person specified. For the purpose of this definition, the word "control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

         (b) "Company Product Schedule" means the written manufacturing schedule provided by Company to Manufacturer, specifying the description, quantity, packaging and shipping instructions and requested delivery date for the Products.

         (c) "Company Packaging Specifications" means the packaging and shipping specifications ,supplied by the Company as set forth on Schedule 5 attached to this Agreement.

         (d) "Company Testing Procedures" means the testing specifications, procedures, standards and parameters provided by the Company as set forth on
Schedule 4 attached to this Agreement.

         (e) "Confidential Information" has the meaning set forth in Section 12 of this Agreement.


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         (f) "Delivery" shall mean FOB to , the carrier selected by Company,  or selected by Manufacturer and reasonably acceptable to Company.

         (g) "Disclosing Party" has the meaning set forth in Section 12 of this Agreement.

         (h) "Fee and Price Schedule" means the schedules of fee and prices agreed to by the parties for each Product covered by this Agreement as set forth in Schedule 3 attached hereto, including any updates, modifications or amendments thereto as may be agreed to by the parties in writing.

         (j) "Governmental Body" means any (i) nation, state, country, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal; (iv) multi-national organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         (j) "Intellectual  Property" means, with respect to a specified Person,
(i) all registered and unregistered trademarks, service marks, and applications therefore relating to the Products; and (ii) all patents, patent applications, and inventions, and discoveries relating to the Products.

         (k) "Manufacturer Exclusive Territory" means New Zealand, Thailand, Indonesia, Philippines, Taiwan, Singapore, Malaysia, and Australia.

         (l) "Manufacturer Manufacturing Process" means the processes employed by Manufacturer to manufacture, package and ship Products or oversee same while conducting independent tests on such other Manufacturers which may be pursuant to this Agreement.

         (m) "Person" means any individual, corporation (including any nonprofit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         (n) "Products" means the products manufactured and packaged by Manufacturer on behalf of Company pursuant to this Agreement, as described in Schedule l attached hereto, including any updates, renewals, modifications or amendments thereto, as agreed to in writing by the parties.

         (o) "Receiving Party" has the meaning set forth in Section 12 of this Agreement.

         (p) "Specifications and Quality Requirements" means the specifications ("Specifications") and quality requirements ("Quality Requirements") for each Product which are agreed to by Manufacturer, as set forth in Schedule 2 attached hereto, including any updates, modifications or amendments thereto, as agreed to in writing by the parties.

         (q) "Use Dilutions" means any dilutions of AXEN concentrates by any means in which the dilution and repackaging thereof results in increased value of the Product.

         Section 2. Company Product Schedules; Exclusivity. From time to time, the Company will provide Manufacturer with one or more Company Product Schedules relating to the manufacture of the Products. With respect to each such Company Product Schedule, Manufacturer shall have the obligations set forth in Section 3 below. During the term of this Agreement, Manufacturer shall have the exclusive
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right to  manufacture  any  Products  that the  Company  intends  to  deliver to end-users located in the Manufacturer Exclusive Territory. With respect to Products that the Company intends to deliver to other Persons, Manufacturer shall not have the exclusive right to manufacture such Products.

         Section 3. Product Manufacture.

         (a) Parameters. For each Company Product Schedule, Manufacturer will manufacture, test, package and deliver all items necessary to satisfy production and delivery requirements in accordance with the Product Specifications and Quality Requirements for the prices and fees set forth on the Fee and Price Schedule. Manufacturer shall use its best efforts to (i) provide design test support; (ii) identify the most cost efficient high quality ingredients and packaging to produce and ship the Products; (iii) test the Product in accordance with the Company Testing Procedures; and (iv) package the Products in accordance with the Company Packaging Specifications. The Company may make Delivery cancellations only in writing and in accordance with the following cancellation procedures: No Company Product Schedule can be cancelled within one week of Manufacturer's delivery date

         (b) Company Supplied Items. Company shall provide Manufacturer with the Company Confidential Information, Intellectual Property, Product Specifications and Quality Requirements, Company Testing Procedures, Company Packaging Specifications, and manufacturing process requirements necessary for Manufacturer's manufacture, testing, packaging and delivery of the Products.

         (c) Manufacturer Supplied Items. Manufacturer shall provide the manufacturing process or overseeing of an independent manufacturing process, any required manufacturing technology, manufacturing capacity, labor, transportation logistics, systems, facilities and materials necessary for Manufacturer's manufacture, testing, packaging and delivery of the Products.

         (d) Inspection.  Subject to the Confidentiality provisions set forth in
Section 11, Company may, upon reasonable advance notice and at its own expense, inspect Manufacturer's accounting records and performance pursuant to this Agreement, provided that such inspection is conducted during normal business hours.

         (e) Materials Procurement and Management. Manufacturer shall use reasonable commercial efforts to procure the materials necessary for the manufacture of the Products.

         Section 4. Design Development. Manufacturer and Company may enter into a separate agreement for Manufacturer's assistance in the design and development of Products, including the design and development of Product testing procedures and specifications. This Agreement shall not be deemed to cover such services.

         Section 5. Term of Agreement.

         (a) Expiration and Termination Without Cause. Except as otherwise provided, the term of this Agreement shall begin on the Effective Date hereof and continue thereafter for a period of Two (2) years, unless such term is extended in writing by the parties hereto. As long as manufacturer produces required quotas and lives up to the terms of this Agreement, this Agreement

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shall be reviewed for renewal at the end of said  period.  Company has the right to terminate this Agreement at any time and at its sole discretion if Company follows the provisions set forth in Schedule 3 The Company shall review the Manufacturer's performance at the end of the term of this Agreement. The performance criteria on which the Manufacturer shall be judged is addressed in
Schedule 3 of this Agreement. Both parties agree these performance criteria are subject to an annual review and' adjustment by the Company. In addition, the Company shall have the right to terminate this Agreement upon thirty (30) days prior written notice to Manufacturer if the Company enters into an agreement to merge or consolidate with another Person (even if the Company is the surviving Person in the merger), the Company enters into an agreement to sell all or substantially all of the assets of the Company (or any subsidiary of the Company) to a third Person, or the holders of more than 50% of the outstanding capital stock of the Company enter into an agreement to sell their shares of stock in the Company.

         (b) Termination With Cause. Either party may terminate this Agreement with cause upon written notice to the other party. "Cause" shall mean and is limited to material breach of this Agreement by the non-terminating party which is not cured within thirty (30) days of the delivery of written notice thereof to the breaching party. In the event of a disagreement between the parties concerning whether "cause" exists under this paragraph, the Dispute Resolution provisions of Section 15 shall apply. In addition, the Company may terminate this Agreement immediately upon written notice to Manufacturer for "Good Cause." For the purposes hereof, "Good Cause" is defined as (i) any dishonesty or misrepresentation by Manufacturer in its dealings with the Company or the Company's clients, the commission of fraud by Manufacturer, negligence by Manufacturer in connection with or related to his or her engagement with or representation of the Company, or the commission by Arata, the Manufacturer, or any Affiliate thereof of any act involving dishonesty or moral turpitude, or
(ii)  any  failure  by the  Manufacturer  to  follow  the  lawful  policies  and directives of the Company. In the event of a termination of this Agreement by the Company for "Cause" or "Good Cause," Manufacturer shall, after the effective date of such termination, be entitled to receive no further compensation, royalties, or remuneration under this Agreement, regardless of when such amount were earned by Manufacturer; provided, however, upon the Company's review of any damages sustained by the Company as a result of Manufacturer's acts or omissions, any compensation that became fully earned by the Manufacturer prior to the effective date of termination which exceeds such damages shall be paid to the Manufacturer. Notwithstanding anything contained in this Agreement, Manufacturer will forfeit all right to receive any royalties, commissions, or other compensation or remuneration under this Agreement if Manufacture breaches any of the noncompetition obligations set forth on Schedule 3 to this Agreement.

         (c) Termination by Manufacturer without Cause. Manufacturer may terminate this Agreement at any time without cause by delivering 30-days prior written notice of termination to the Company, provided that Manufacturer shall be obligated to complete the manufacture, packaging, and shipment of all Products for which the Company has delivered a Company Product Schedule prior to the date that Company receives such written notice of termination.

         (d) Special Termination by Company. In addition to the termination rights of the Company set forth elsewhere in this Agreement, the Company may terminate this Agreement immediately in the event that the Company desires to enter into a license agreement granting another Person the right to manufacture or have manufactured, market or have marketed, sell or have sold Products in the Manufacturer Exclusive Territory (such other person is herein referred to as the "New Licensee"). In the event that the Company terminates this Agreement pursuant to this Section 5(d), the Company shall pay Manufacturer the amounts described on Schedule 3 under the caption "Compensation for Special Termination."

         Section 6. Import/Export License and Control. Manufacturer will not ship or deliver any Product, ingredient or any technical data (i) which violates any export controls or limitations imposed by the United States or any other Governmental Body, or (ii) to any country for which an export license or other Governmental Body approval is required at the time of export, without first obtaining all necessary licenses or other approvals. Manufacturer shall provide all licenses, certifications, approvals and authorizations necessary to comply with all import and/or export laws, rules and regulations for the shipment and delivery of Products.

         Section 7. License of Technology The Company hereby grants to Manufacturer the right and license to use the Intellectual Property solely for the purposes of manufacturing, having manufactured, marketing, and selling Products directly to end-users in the Manufacturer Exclusive Territory:
Manufacturer, or it's agents or sub distributors shall not manufacture, market or sell said products outside the manufacturer exclusive territory without written consent of the company This right and license shall be exclusive. This right and license shall include the right to sublicense the Intellectual Property only to such Persons and for such purposes as are approved by the
Company in writing The right and license granted in this Section 7 shall automatically terminate upon the termination of this Agreement. Manufacturer shall manufacture Products pursuant to this Section 7 only in accordance with the Specifications and Quality Requirements for the Products, and Manufacturer shall assist the Company in connection with the Company's quality-control efforts. Manufacturer also hereby agrees that it will market the Products only under the Product names set forth on Schedule 1 to this Agreement. In consideration of the right and license granted in this Section 7, Manufacturer shall pay to the Company the royalty and fees set forth on Schedule 3 to this Agreement. The Company may terminate the right and license set forth in this
Section 7 at any time upon thirty (30) days prior written notice if it has reasonable grounds to believe that any actions or omissions by Manufacturer threaten the quality control, registrations, or status of any of the Intellectual Property.

         Section 8. Product Warranty and Limitation of Liability.

         (a) Workmanship and Material. Manufacturer warrants that it will perform its manufacturing, test and packaging services hereunder in a good, professional and workmanlike manner. Manufacturer warrants that as delivered,
(i) Products will conform to the Specifications and Quality Requirements applicable at the time of manufacture, and (ii) Products will be of good material and workmanship and free from defects.

         (b) Liens Encumbrances and Infringements.  Manufacturer  warrants that:
(i) upon Product Delivery and payment by the Company of-the contract price thereof, the Company shall have good and clear title to the Product, free and clear of all liens, claims and encumbrances; and (ii) all manufacturing processes and services provided by Manufacturer are either owned or properly licensed by Manufacturer or are in the public domain, and to Manufacturer's knowledge do not infringe upon any proprietary rights of any third party.

         Section 9. Delivery, Title and Payment.

         (a) Risk of Loss. All risk of loss will accrue to Company upon Delivery.

         (b) Payment. All invoices shall be due and payable within 30 days from the date of Delivery of the Product. Company shall be responsible for all federal, foreign, state and local sales, use; excise and other taxes (except taxes based on Manufacturer's net income), all delivery, shipping, and transportation charges, and all foreign agent or brokerage fees, document fees, customs and duties, unless specifically excluded by Schedule 3.

         Section 10. Representations and Warranties. Company and Manufacturer hereby represent and warrant to each other as follows:
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         (a)  Organization  and  Good  Standing.  Each  is  a  corporation  duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under this Agreement.

         (b) Authority; No Conflict. This Agreement constitutes a legal, valid, and binding obligation, enforceable in accordance with its terms. Each has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement. Neither the execution and delivery of this Agreement, nor the consummation or performance of any of the transactions or obligations hereunder, will directly or indirectly contravene, conflict with, or result in a violation of any law, administrative order, constitution, ordinance, principle of common law, regulation, statute, or treaty of any Governmental Body or violate either charter or bylaws or cause a breach of any material agreement, or have a material adverse effect

         (c) No Consents. Neither is required to obtain any consent or authorization from any Person in connection with the execution and delivery of this Agreement or the performance of its obligations hereunder.

         (d) Claims. There are no pending claims or litigation that would or might interfere with the (i) full and complete performance of any obligations under this Agreement, or (ii) full and complete exercise and enjoyment of any rights under this Agreement.

         Section 11. Confidentiality.

         For the purposes of this Agreement, "Confidential Information" means all information or material (whether or not reduced to writing) which is disclosed to the Manufacturer or known by the Manufacturer as a consequence of the Manufacturer's observation of, or its discussions, collaboration, or association with the Company or the Company's employees, agents, or Affiliates (collectively, the "Disclosing Party"), which information is not generally known in the industries in which the Disclosing Party is engaged, regarding the Disclosing Party or its business, including but not limited to information relating to actual or prospective: pricing, costs, products, services, suppliers, distributors, agents, representatives, customers, employees, associated persons or entities, business plans, business programs, business strategies, computer systems, processes, techniques, methods, concepts, ideas, formulas, research, discoveries, inventions, development, improvements, organization, techniques of application, computer programming, accounting, recording, marketing, engineering, manufacturing, contracting, renting, leasing, purchasing, specifications or technology.

         Section 12. Work Product; Assignment. All specifications, designs, discoveries, inventions, products, modifications, computer programs, technical information, procedures, processes, improvements, developments, drawings, notes, documents, information and materials made, conceived, reduced to practice or developed by Manufacturer which result from or arise out of Manufacturer's performance under this Agreement and uniquely relate to the Products or Company Intellectual Property (collectively, the "Company Work Product") will be owned exclusively by Company. To the extent such Work Product is designated as a "work made for hire" under applicable copyright law, it shall be considered a "work made for hire" from the moment of creation, the copyright of which shall be owned exclusively by the Company. To the extent such Work Product does not qualify as a "work made for hire" under applicable copyright law, all right, title and interest that Manufacturer may have with respect to Company Work Product is hereby assigned, transferred and conveyed from the moment of creation exclusively to the Company.

         Section 13. Governing Law; Resolution of Disputes. This Agreement (including all matters relating to the interpretation, construction, due execution, validity, and enforceability hereof) shall be governed by the laws of the State of Florida, without reference to principles of choice of law or conflicts of law there under. This Agreement shall be deemed for all purposes to have been entered into in Pinellas County, Florida. Any litigation arising directly or indirectly from a dispute hereunder shall be litigated solely in the Circuit Court of the State of Florida in Pinellas County, Florida, or in the United States District Court for the Middle District of Florida. The parties hereto submit to the personal jurisdiction of such courts and agree that such courts shall be the sole situs of venue for the resolution of any such dispute through litigation.

         Section 14. Force Majeure. Neither Party will be liable for any delay in performing or for failing to perform its obligations under this Agreement resulting from any cause beyond its reasonable control including, without limitation, acts of God; blackouts; power failures; inclement weather; fire; explosions; floods; hurricanes; tornadoes; epidemics; strikes; work stoppages; component or material shortages; slow-downs; industrial disputes; sabotage; accidents; destruction of production facilities; riots or civil disturbances; acts of government or governmental agencies including changes in law or regulations that materially and adversely impact the Party; provided that the Party affected by such event promptly notifies the other Party of the delay, that the Party not affected by the delay may seek replacement product or supply from another source and if the delays or disruptions caused by the force majeure conditions are not cured within 60 days of the force majeure event, then either Party may immediately terminate this Agreement.

         Section 15. Miscellaneous.

         (a) Amendments. No change, modification, or termination of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by both parties hereto. There shall be no oral modifications of this Agreement.

         (b)  Exhibits.   All  exhibits,   annexes,  and  schedules  hereto  are
incorporated herein and made a part hereof as if fully set forth in this Agreement in their entirety.

         (c) Severability. Each section, subsection, and paragraph of this Agreement constitutes a separate and distinct provision. In the event that such a provision is determined to be invalid or unenforceable, the provision shall be deemed limited in scope and effect to the extent, and only to the extent, necessary to render the same valid and enforceable. If such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other section, subsection, and paragraph shall be deemed valid.

         (d) Headings and Captions. The headings, titles, captions, and sections contained in this Agreement are provided for convenience of reference only and shall not be considered a part hereof for purposes of interpreting or applying this Agreement; such titles or captions do not define, limit, extend, explain, or describe the scope or extent of this Agreement or any of its terms, provisions, representations, warranties, conditions, etc., in any manner or way whatsoever.

         (e) Gender and Number. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter and to the singular or plural as the identity of the person or entity or persons or entities may require.

         (f) Binding Effect on Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided, however, except as provided herein, this Agreement may not be assigned by either party without the express written consent of the other party to this Agreement. Either party may assign this Agreement, without consent of the other party, in connection with the acquisition or merger of such party, or the acquisition of all, or substantially all, of the assets of such party.

         (g) Waiver. The failure of a party to enforce any term, provision, or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision, or condition for the future, nor shall any specific waiver of a term, provision, or condition at one time be deemed a waiver of such term, provision, or condition for any future time or times.

         (h) Entire Agreement; Counterparts. This Agreement, together with all Schedules attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations concerning the specified Pacific Rim countries. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

         (i) Recitals; Use of Certain Terms. Each party agrees that the recitals to this Agreement are true and correct and are incorporated herein by this reference and made a legally binding part of this Agreement. Whenever the terms "hereof," "herein," and "hereunder" are used in this Agreement, such terms shall refer to this Agreement in its entirety and not to any particular section, subsection, paragraph, or other portion of this Agreement.

         (j) Notices. Any notices or other communications required or permitted hereunder shall be given in writing and shall be delivered or sent by hand delivery, facsimile, e-mail, or by certified or registered mail, postage prepaid, to the following address and/or facsimile number, or to such other address or facsimile number as shall be furnished in writing by such party:

If to Manufacturer or Arata:    ETIH20
                                Rt. 14, Box 1517
                                Lake City, Florida 32024
                                Fax: (904) 755-8642
                                e-mail
With a copy to:

If to Company:                  NVID International, Inc.
                                28870 US 19 N, Suite 300
                                Clearwater, Florida 33761
                                Fax: (727) 669-5005
                                e-mail: dlarson@aquabiotech.com

With a copy to:

         Any such notice or communication shall be effective and be deemed to have been given when received if delivered by hand delivery, when fax or e-mail confirmation is received if delivered by facsimile or e-mail, or as of two (2) days following the date mailed, provided that any notice or communications changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

MANUFACTURER: ETIH20

By:                                                           DATE:

Andrew Arata, President

COMPANY NAME: NVID International, Inc.

By:                                                           DATE:

David Larson, President

By:                                                           DATE:

Andrew Arata, individually

                                           SCHEDULE 1

                                           PRODUCTS

         This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement for Designated Pacific Rim Countries dated August 19, 1999 between NVID International, Inc. (hereinafter "Company") and ETIH20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations concerning this particular geographic territory. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

          This Schedule will be jointly developed by Company & Manufacturer

                                    SCHEDULE 2

                        SPECIFICATION & QUALITY REQUIREMENTS

         This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement for Designated Pacific Rim Countries dated August 19, 1999 between NVID International, Inc. (hereinafter "Company") and ETIH20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations concerning this particular geographic territory. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

                                   SCHEDULE 3

                             PRICE AND FEE SCHEDULE

         This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement for Designated Pacific Rim Countries dated August 19, 1999 between NVID International, Inc. (hereinafter "Company") and ETIH20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations concerning this particular geographic territory. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

Royalty on Sales of Products by Manufacturer pursuant to Section 7. In the event that Manufacturer sells any Products pursuant to the right and license granted in Section 7 of this Agreement, Company shall pay manufacturer the following royalties:

                  O Ten percent (10%) for all Products shipped between August 19, 1999 and August 20, 2000.

                  O Seventeen percent (17%) for all Products shipped between August 21, 2000 and August 22, 2001.

                  O  Twenty  Five  percent   (25%)  for  all  Products   shipped
thereafter.

of the gross price received by Manufacturer; less shipping, handling, duties, or applicable sales tax paid by Manufacturer. Notwithstanding, any provisions to the contrary, should Manufacturer enter into a sublicense with any third party, regardless if said third party is owned, in whole or in part, by Manufacturer or any officers or Affiliates thereof, in addition to the above royalties, Manufacturer shall pay to the Company the following sublicense royalties: .'

                  o Ten percent (10%) of all license fees, royalties, or other similar remuneration received by the Manufacturer as a result of shipments of Products (or Use Dilutions thereof) made between August 19, 1999 and August 20 , 2000. .

                  o Seventeen percent (17%) of all license fees, royalties, or other similar remuneration received by the Manufacturer as a result of shipments of Products (or Use Dilutions thereof) made between August 21, 2000 and August 22, 2001.

                  o Twenty Five percent (25%) of all license fees, royalties, or other similar remuneration received by the Manufacturer as a result of shipments of Products (or Use Dilutions thereof) made thereafter.

Non-Competition  Obligations.  During the Agreement Term and for a period of two
(2) years thereafter (regardless of the reason for the termination of the Agreement Term), Manufacturer and Arata shall not (and they shall cause their Affiliates not to), individually or jointly with others, directly or indirectly, whether for their own account or for that of any other person or entity, own or hold any ownership interest in any person or entity engaged in research, manufacturing, or marketing a produce similar in composition and method of production to the product AXEN, in its various formulations in any state or country, and Manufacturer or Arata shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to, any such person or entity; provided, however, that it shall not be a violation of this Section 1 for Manufacturer or Arata , to own a one percent (1%) or smaller interest in any corporation required to file periodic reports with the Securities and Exchange Commission.

Finder's Fee for New Licensees. In the event that Manufacturer, during the term of this Agreement, introduces the Company to any Person who or which enters into an agreement with the Company where under the Intellectual Property is licensed to such Person for the purpose of the manufacture and sale of the Products by such Person, the Company shall pay, a finder's fee to Manufacturer, unless the Company or any Affiliate thereof had an actual or proposed business relationship with such Person at or prior to such introduction. This finder's fee shall be equal to the following:

         (a) Upfront Licensing Fees. In the event that such Person and the Company enter into a license agreement that provides for an up-front royalty or license fee that is payable at the time of the execution of such license agreement, the finder's fee will be equal to Fifteen percent (15%) of such up-front royalty or license fee actually received by the Company. Manufacturer will be entitled to additional finder's fees in the amount of twenty percent (20%) of all royalties or license fees actually received by the Company under such license agreement during the six (6) month period following the effective date of the license agreement. Thereafter, Manufacturer will be entitled to:

                  Ten percent (10%) of all such royalties or license fees actually received by the Company from such Person during the first year after the expiration of such 6 month period

                   Seventeen percent (17%) of all such royalties or license fees actually received by the Company from such Person during the second year after the expiration of such 6 month period Twenty Five percent (25%) of all such royalties thereafter

Payment of such fees to Manufacturer shall occur on the last day of each month on the basis of royalties or license fees actually received by the Company from the licensee during the immediately preceding month.

         (b) No Up-Front Licensing Fees. Should the Company agree to a Technology Licensing Agreement, brought to it-by Manufacturer, which does not include an up-front licensing fee; said licensing fee shall be included in the price the products are sold to licensee. Said rate not to exceed 10% of the wholesale price of the Product and shall continue until an agreed upon licensing fee has been satisfied. Manufacturer is entitled to a commission equal to those outlined in (a) above, but paid quarterly and based on the amount of licensing fee received by Company.

Consulting Fees. Froth time to time the Company may wish to engage Manufacturer in a consulting capacity for research, testing, certifications, licenses, and the general advancement of the AXEN Product line. Manufacturer hereby agrees and acknowledges that all such consulting time shall be pre-approved by the Company, in its sole discretion, and all hours must be logged and submitted to the Company on a monthly basis. Further, Manufacturer acknowledges and agrees consulting time is to be billed to the Company at the rate of Fifty Dollars ($50.) per hour and any time spent traveling on behalf of the Company, be billed at the rate of One Hundred Seventy Five Dollars ($175.) per day. As soon as the Company's AXEN Product line is profitable, travel time will be billed at the rate of $250.00 per day.

Payment for Manufacturing Services. In consideration of the provision of the manufacturing services set forth in Section 3 of this Agreement the Company shall pay Manufacturer for such services on a "cost plus" basis.

         (a) Manufacturer Production. If the Manufacturer produces the Products; the "cost plus" rate agreed on by both parties shall be cost plus Thirty percent (30%). Said cost and percentage shall be the only amount due and payable to the Manufacturer by the Company; provided the Company has not issued prior written instructions authorizing billing changes. Manufacturer shall provide Company with a Bill of Materials, any direct costs and labor breakdown, which will be reviewed for accuracy or adjustment by both parties on a semi-annual basis and such agreement deemed essential to this Agreement: Company shall not be responsible for Manufacturer's indirect or overhead costs. The service provided by Manufacturer shall be deemed turnkey and include, but not limited to manufacture, testing, packaging, and shipping of the Company Products.

         (b) Manufacturer as Overseer. If Manufacturer desires to have the Products manufactured, packaged, and/or shipped by a third party, then the Company must provide prior written approval of such third-party manufacturer. Such prior written approval shall be in the sole discretion of the Company. In the event that the Company grants such prior written approval, then the amount paid by Manufacturer to such third party shall not be in excess of cost plus fifteen (15) percent.

In the Event Company is Sold. Notwithstanding any provision contained herein, the Manufacturer agrees and consents that should the Company desire to sell or convey to any third party more than Fifty One percent (51%) of the shares of common stock of the Company; (a "Qualified Sale"), this Agreement will not in any way or manner hinder, retard, nullify, or cancel said transaction.
Manufacturer further agrees to relinquish any rights provided by Standard Manufacturing Agreement for Designated Pacific Rim Countries, attached hereto and render same null and void; provided Manufacturer is paid the following termination fee:

After August 19, 1999, and as long as this Agreement is in place, the termination fee will equal the greater of (i) the amount of Manufacturer's gross sales of the product AXEN for the twelve month period prior to the closing of the Qualified Sale (less sales and excise taxes, duties, and shipping expenses), or (ii) all hard, "Out of Pocket" expenses. "Out of Pocket Expenses" are defined 4's all expenses actually incurred by Manufacturer in obtaining certifications and/or Trademark registration which can be documented via official receipt, less any fees or compensation of any form, paid or owed to principals of ETIH20 or any owned or partially owned subsidiary thereof.

Compensation For Special  Termination.  In the event that the Company terminates
this  Agreement   solely  pursuant  to  Section  5(d),  the  Company  shall  pay
Manufacturer the following amounts:

         (a) If the New Licensee is granted exclusive rights with respect to only the Manufacturer Exclusive Territory, then the Company shall pay to Manufacturer a percentage of the initial, up-front license fee (the "Initial Fee") which the New Licensee pays at the inception of its license agreement with the Company. This percentage shall be equal to 20% of the Initial Fee if the termination pursuant to Section 5(d) occurs between August 19, 1999 and August 19,2000; 30% of the Initial Fee if such termination occurs between August 20, 2000 and August 21, 2001; 40% of the Initial Fee if such termination occurs between May 28, 2001 and May 28, 2002; and 50% of the Initial Fee if such termination occurs thereafter.

If the New Licensee is granted exclusive rights with respect to a territory that is greater than the Manufacturer Exclusive Territory, then the amount payable to Manufacturer shall be equal to the amounts determined pursuant to paragraph (a) above multiplied by a fraction, the numerator of which is the total population of the Manufacturer Exclusive Territory as of the date of termination and the denominator of which is the total population (as of the date of termination) of the territory in which the New Licensee is granted exclusive rights.

Performance Criteria Notwithstanding any provision contained herein, the Manufacturer agrees and consents that the Limited Exclusivity granted by the Company for designated Pacific Rim countries is subject to performance criteria. Prior to the Agreement Term expiration date, the Company shall review Manufacturer's performance. A renewal for a specific term or, at the Company's option, in perpetuity may be granted if Manufacturer has

         (1) Has applied for and received certifications and / or trademark registration in the countries of New Zealand, Thailand, Indonesia, Philippines, Taiwan, Singapore, and Malaysia and Australia. Manufacturer must demonstrate it has all necessary permits, licenses, certifications and registrations to legally conduct business in subject countries.

         (2) Has achieved, for a period of six months immediately preceding said review of performance criteria, a sales quota of a minimum of Five (5) each, Fifty Five (55) gallon drums of AYCEN concentrate per month for each of the preceding six months, per country.

         (3) In the specific case of the country of Australia, Manufacturer has achieved, for a period of six months immediately preceding said review of performance criteria, a sales quota of Ten (10) Fifty Five (55) gallon drums of AXEN concentrate for each of the preceding six months.

                                SECTION 4

                      COMPANY TESTING PROCEDURES

         This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement for Designated Pacific Rim Countries dated August 19, 1999 between NVID International, Inc. (hereinafter "Company") and ETIH20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations concerning this particular geographic territory. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.,

              This Schedule will be jointly developed by Company & Manufacturer

                                  SECTION 5

                      COMPANY PACKAGING SPECIFICATIONS

         This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement for Designated Pacific Rim Countries dated August 19, 1999 between NVID International, Inc. (hereinafter "Company") and ETIH20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations concerning this particular geographic territory. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

          This Schedule will be jointly developed by Company & Manufacturer

                                   SECTION 6

                          EPIDEMIC FAILURE PARAMETERS

         This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement for Designated Pacific Rim Countries dated August 19, 1999 between NVID International, Inc. (hereinafter "Company") and ETIH20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations concerning this particular geographic territory. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

           This Schedule will be jointly developed by Company & Manufacturer

                                   SECTION 7

                        CHANGE ORDER PROCEDURES & COSTS

         This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement for Designated Pacific Rim Countries dated August 19, 1999 between NVID International, Inc. (hereinafter "Company") and ETIH20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations concerning this particular geographic territory. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

          This Schedule will be jointly developed by Company & Manufacturer

                                     SECTION 8

                       CANCELLATION PROCEDURES & COSTS

         This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement for Designated Pacific Rim Countries dated August 19, 1999 between NVID International, Inc. (hereinafter "Company") and ETIH20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations concerning this particular geographic territory. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

              This Schedule will be jointly developed by Company & Manufacturer facsimile or e-mail, or as of two (2) days following the date mailed, provided that any notice or communications changing any of the addresses set forth above shall be effective and deemed given only upon its receipt

         IN WITNESS WHEREOF. the Parties have caused this Agreement to be executed by their duly authorized representatives

MANUFACTURER: ETIH20

By.

Andrew Arita, President

COMPANY NAME: NVID International, Inc.

By:                                                           Date:

Larson President

By:                                                           Date:

Andrew a rata, individually